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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                         CONTINENTAL NATURAL GAS, INC.


                                   ARTICLE I

                                    Offices

Section 1.  Principal Office.

         The principal office of the corporation shall be located in the City of Tulsa, County of Tulsa, State of Oklahoma. The corporation may have such other offices, either within or without the State of Oklahoma, as the Board of Directors may from time to time determine or as the business of the corporation may from time to time require.

Section 2.  Registered Office.

         The registered office of the corporation in the State of Oklahoma shall be located in the City of Tulsa, County of Tulsa. The address of the registered office may be, but need not be, identical with that of the principal office of the corporation in the State of Oklahoma, and the address of the registered office may be changed from time to time by the Board of Directors.

Section 3.  Registered Agent.

         The registered agent of the corporation in the State of Oklahoma shall have its business address in the City of Tulsa, County of Tulsa. The address of the registered agent shall be identical with that of the registered office of the corporation in the State of Oklahoma; the identity and/or address of the registered agent may be changed from time to time by the Board of Directors.


                                   ARTICLE II

                            Meetings of Shareholders

Section 1.  Annual Meeting.

         The annual meeting of the shareholders of the Corporation shall be held at a date and time set by the Board of Directors, for the purposes of electing directors and transacting such other business as may properly come before the meeting.

Section 2.  Special Meetings.

         Special meetings of the shareholders may be called only by (i) the President of the Corporation, (ii) the Board of Directors
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pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (the "Whole Board") or (iii) by one or more shareholders holding at least twenty-five percent (25%) of the outstanding shares of the Corporation entitled to vote at the special meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

Section 3.  Place of Meeting.

         Any annual, regular or special meeting of the shareholders of the corporation shall be held at any place designated by the Board of Directors, either within or without of the State of Oklahoma, and such place shall be designated in a written notice of the meeting sent to all shareholders or in a waiver of notice signed by all shareholders entitled to vote at a meeting. If no specific designation is made, the place of meeting shall be the principal office of the corporation.

Section 4.  Notice of Meeting.

         Written or printed notice stating the place, day, and hour or the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid thereon. If any annual or special meeting of the shareholders be adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken; provided, however, that in the event such meeting be adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Notice of the place, day, hour, and purpose of any annual or special meeting of the shareholders of the corporation may be waived in writing by any shareholder or by his attendance at such meeting. Such waiver may be given before or after the meeting, and shall be filed with the Secretary or entered upon the records of the meeting.

Section 5.  Quorum.

         (a) Except as otherwise provided by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereto being hereinafter collectively referred to as the "Certificate of Incorporation"), at





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                 all meetings of shareholders of the Corporation, the presence in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation, then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. Once a quorum is present at a meeting of shareholders, the shareholders presented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

         (b) In the absence of a quorum at any annual or special meeting of shareholders, the shareholders present in person or by proxy and entitled to vote thereat or, if by proxy, any officer authorized to preside at or act as Secretary of such meeting, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6.  Voting.

         (a) Except as otherwise provided herein, or by statute, or by the Certificate of Incorporation, the affirmative vote of those persons holding of record in the aggregate at least a majority of the issued and outstanding shares of stock present in person or by proxy and entitled to vote at a meeting of shareholders with respect to a question or matter brought before such meeting shall be necessary and sufficient to decide such question or matter.

         (b) Except as otherwise provided herein, or by statute, or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share or fraction thereof of stock held by him and registered in his name on the books of the Corporation.

         (c) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by vote at a duly called meeting of such shareholders; and it shall be the duty of





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                 the Secretary to place such resolution so signed in the Minute
                 Book of the Corporation under its proper date.

Section 7.  Proxies.

         At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable, unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of:

                 (a)      a pledgee;

                 (b) a person who purchased or agreed to purchase or owns or holds an option to purchase, the shares;

                 (c) a creditor of the corporation who extended it credit under terms requiring the appointment;

                 (d) an employee of the corporation whose employment contract requires the appointment; or

                 (e)      a party to a voting agreement.

Section 8.  Prohibition Against Exercise of Voting Rights.

         Shares of stock shall not be voted at any meeting of shareholders in any of the following events:

         (a) If any portion of the purchase price owing the Corporation for such shares is unpaid, whether or not then due (this provision shall not apply in the case of shares which, when disposed of by the Corporation, were treasury shares); or

         (b) If such shares are treasury shares held by the Corporation, or shares held by the Corporation in a fiduciary capacity, or shares owned by another corporation the majority of the voting stock of which is owned or controlled, directly or indirectly, by the Corporation.

Section 9.  Inspectors of Election.

         In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of the election to act at such meeting or any adjournment thereof. If the inspectors of the





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election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder of his proxy shall, make such appointment at the meeting. The number of such inspectors shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three inspectors are to be appointed. An inspector need not be a shareholder, but no person who is a candidate for an office of the corporation shall act as an inspector.

Section 10.  Balloting.

         Upon the demand of any shareholder, by a resolution adopted by the Board of Directors prior to the shareholder meeting or at the request of the Chairman of the meeting, the vote upon any question before the meeting shall be by ballot. The number of votes cast by shares in the election of directors shall be recorded in the minutes. Unless inspectors of election have been appointed by the Board of Directors pursuant to the terms of Section 10 hereof, such inspectors of election may be appointed by the presiding officer of the meeting.

Section 11.  Organization.

         Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 12.  Conduct of Business.

         (a) The chairman of any meeting of the shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

         (b) At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting: (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 12(b). For business to be properly brought before an annual meeting by a shareholder, such business shall be a proper matter for determination by the shareholders and the shareholder must have given timely notice thereof in writing to the Secretary of the





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                 Corporation.  To be timely, a shareholder's notice must be delivered or mailed to and received at the principal offices of the Corporation not less than thirty (30) days prior to the date of the annual meeting; provided, however, that in the event that less than forty (40) days' notice of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder who proposed such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder, and (iv) any material interest of such shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 12(b). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12(b) and, if he should so determine, he shall so declare to the meeting any such business so determined to be not properly brought before the meeting shall not be transacted. At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the President, the Board of Directors or by or at the direction of the one or more shareholders holding at twenty-five percent (25%) of the outstanding shares of the Corporation at whose instance the special meeting is called.

         (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors or
                 (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 12(c). Such nominations, other than those made by or at the direction





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                 of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal offices of the Corporation not less than thirty (30) days prior to the date of the meeting; provided, however, that in the event that less than forty (40) days' notice of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth
                 (10th) day following the day on which such notice of the date of the meeting was mailed. Such shareholder's notice shall set forth: (i) as to each person whom such shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice: (x) the name and address, as they appear on the Corporation's books, of such shareholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 12(c). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 13.  List of Shareholders.

         A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and filed at the principal office of the Corporation and be subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any shareholder.





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Section 14.  Record of Shareholders.

         The Corporation shall keep at its principal place of business, or the office of its transfer agents or registrars, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.


                                  ARTICLE III

                                   Directors

Section 1.  Number, Election and Term of Office.

         (a) The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of Preferred Stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the 1998 annual meeting of shareholders, the term of office of the second class to expire at the conclusion of the annual meeting of shareholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of shareholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

         (b) Except as herein or in the Certificate of Incorporation otherwise provided, the members of the Board of Directors of the Corporation shall be elected by the vote of shareholders holding of record in the aggregate at least a plurality of the shares of stock of the Corporation present in person or by proxy and entitled to vote at the annual meeting of shareholders. The persons receiving the greatest number of votes shall be elected as directors.

Section 2.  Duties, Powers and Committees.

         (a) The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all powers





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                 of the Corporation except as herein provided, in the
                 Certificate of Incorporation, or by statute expressly conferred upon or reserved to the shareholders.

         (b) The Board of Directors may create and appoint committees to assist the directors in the conduct of the Corporation's affairs.

Section 3.  Regular Meetings; Notice.

         (a) The Board of Directors from time to time may provide by resolution for the holding of other regular meetings of the Board of Directors and may fix the time and place thereof.

         (b) Notice of any regular meeting of the Board of Directors shall not be required to be given; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business, unless such notice shall be waived in the manner set forth in paragraph
                 (c) of Section 4 of this Article III.

Section 4.  Special Meeting; Notice.

         (a) Special meetings of the Board of Directors shall be held whenever called by the President or by the Secretary upon the written request of any two directors then in office, which request shall state the object of the meeting, at such time and place as may be specified in the respective notices or waivers of notice thereof.

         (b) Except as otherwise required by statute, notice of such special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the date on which the meeting is to be held.

         (c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting in person or to any director who shall waive notice of such meeting in writing or by telegram, radio or cable, whether before or after the time of such meetings; and any such meeting shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat. Notice of any adjourned meeting shall not be required to be given.





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Section 5.  Business.

         At all meetings of the Board of Directors, the Chairman of the Board shall preside or in his absence, a chairman of the meeting, as chosen by the directors shall preside.

Section 6.  Quorum.

         (a) At all meetings of the Board of Directors, the presence of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws.

         (b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without further notice, until a quorum shall be present.

Section 7.  Manner of Acting.

         (a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

         (b) Except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         (c) Members of the Board of Directors may participate in any regular or special meeting by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         (d) Unless otherwise provided herein, any action to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors. Such consent shall have the same effect as a unanimous vote.

Section 8.  Vacancies.

         Any vacancy in the Board of Directors occurring by reason of an increase in the number of Directors or by reason of the death, resignation, disqualification, removal or inability to act of any director, or otherwise, shall be filled by a majority vote of the





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remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose. Except for directors elected to fill a vacancy occurring by reason of an increase in the number of Directors, a director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 9.  Resignation.

         Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective

Section 10.  Removal.

         Subject to the rights of the holders of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class.

Section 11.  Salary.

         Compensation shall be paid to directors, as such, for their services, as may be provided by resolution of the Board of Directors, and such compensation may include a fixed sum and expenses for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12.  Presumption of Assent.

         A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13.  Executive and Other Committees.

         (a) The Board of Directors by resolution adopted by a majority of the full Board, may designate the President





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                 and such other members of the Board as desired to constitute an Executive Committee. The Executive Committee shall have any of the authority of the Board as the Board may delegate and as permitted by law.

         (b) The Board may also create any other committees of the Board as may be desired with powers and duties as permitted by the Board and as permitted by law.

Section 14.  Compensation Committee.

         The Board of Directors may appoint a Compensation Committee of the Board, consisting of at least two (2) independent members (neither of which shall be employees of the Corporation) and the President of the Corporation; provided, that, if any part of the responsibilities of the Compensation Committee includes the making of grants or awards under a stock-related compensation plan of the Corporation, then the Compensation Committee shall be composed solely of two (2) or more "Non-Employee Directors" as such term is defined in Rule 16b-3 of the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934. Subject to the delegation of authority by the Board of Directors, the Compensation Committee may have authority (a) to review and evaluate any compensation (including, without limitation, salary, bonuses and stock grants and/or options) to be paid to any officers of the Corporation, and (b) to recommend to the Board of Directors the amount and types of such compensation to be paid to the officers of the Corporation.

Section 15.  Audit Committee.

         The Board of Directors shall appoint a Audit Committee of the Board, consisting of at least three (3) members, of which at least a majority shall be independent directors. The Audit Committee shall have authority to: (a) interview and recommend auditors for retention by the corporation; (b) aid management in establishment and supervision of the corporation's financial controls; (c) evaluate the scope of annual audits; (d) review audit results,
(e) consult with management and the corporation's auditors prior to presentation of the financial statements to stockholders; and (f) initiate inquiries into aspects of the corporation's finances. For purposes of this
Section 15, a "independent director" shall be a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which interferes with the exercise of independent judgment in carrying out the responsibilities of a director.

Section 16.  Committee Meetings.

         (a) Regular or special meetings of the committee may be held either within or without this state.





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         (b)     Regular meetings of the committee thereby may be held with or without notice as prescribed in the Bylaws. Special meetings of the committee designated thereby shall be held upon such notice as is prescribed in the Bylaws. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the committee need be specified in the notice or waiver of notice of such meeting unless required by the Bylaws.

         (c) Except as may be otherwise restricted by the Bylaws, members of the Board may participate in a meeting of such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         (d) Unless otherwise provided by the Bylaws any action to be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee. Such consent shall have the same effect as a unanimous vote.


                                   ARTICLE IV

                                    Officers

Section 1.  Number.

         The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice-Presidents, and any other officers, assistant officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the Board. The Board of Directors may also elect a Chairman of the Board and one or more Vice Chairmen of the Board as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution not inconsistent with these Bylaws. Any two or more corporate offices, except those of President and Vice-President may be held by the same person; but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers.





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Section 2.  Election and Term Office.

         The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Additional officers and assistant officers may be elected or appointed by the Board of Directors during the year. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.  Qualification.

         To be qualified to take office, an officer shall be legally competent to enter into contracts. Officers need not be residents of Oklahoma or of the United States. Officers need not be shareholders of the corporation, and only the President need be a Director of this corporation. The Treasurer may be a corporation.

Section 4.  Removal.

         (a)     Any officer specifically designated in Section 1 of this
                 Article IV may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors regularly convened at a regular or special meeting.

         (b) The officers and agents appointed in accordance with the provisions of Section 13 of this Article IV may be removed, either with or without cause, by a majority vote of the Board of Directors regularly convened at a regular or special meeting or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 5.  Vacancies.

         (a) A vacancy in any office specifically designated in Section 1 of this Article IV by reason of death, resignation, inability to act, disqualification, removal or any other cause, shall be filled for the unexpired portion of the term by a majority vote of the Board of Directors regularly convened at any regular or special meeting.

         (b) In the case of a vacancy occurring in the office of an officer or agent appointed in accordance with the provisions of
                 Section 13 of this Article IV, such vacancy may be filled by vote of the Board of Directors or by any officer or agent upon whom such power shall have been conferred by the Board of Directors.

Section 6.  Compensation.

         The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or any compensation by reason of the fact that he is also a director of the Corporation. The Board of Directors may delegate to any officer or agent the power to fix from time to time the salaries or other compensation of officers or agents appointed in accordance with the provisions of Section 13 of this Article IV.

Section 7.  Chairman of the Board.

         The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

Section 8.  President.

         The President shall be the principal executive officer of the corporation and subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the Board of Directors unless there be elected a Chairman of the Board and the same is present at the meeting. He shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He shall have the power to superintend any officers or heads of departments and to dismiss any of the subordinate employees when he shall deem proper, and shall perform such other duties and exercise such other powers as the Board of Directors may from time to time prescribe.

Section 9.  Vice Presidents.

         In absence of the President or in the event of his death, or inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to the President.

Section 10.  The Secretary.

         The Secretary shall: (a) keep the minutes of the shareholders' meeting and of the Board of Directors' meeting in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign, with the President or a Vice-President, certificates for shares of the corporation, the allotment of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 11.  The Treasurer.

         If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected; and (b) in general, perform all the duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 12.  Assistant Secretaries and Assistant Treasurers.

         The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and may sign with the President or a Vice-President, certificates for shares of the corporation, the allotment of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President of the Board of Directors.

Section 13.  Subordinate Officers and Agents.

         The Board of Directors may from time to time appoint other officers and agents as it may deem necessary or advisable, to hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents, and to prescribe their respective terms of office, authorities and duties.


                                   ARTICLE VI

                   Indemnification of Officers and Directors

Section 1.

         (a) Definitions. As used herein, the term "director" shall include each present and former director of the corporation and the term "officer" shall include each present and former officer of the corporation as such, and the terms "director" and "officer" shall also include each such director or officer who, at the corporation's request, is serving or may have served as a director or officer of another corporation in which the Corporation owns, directly or indirectly, shares of capital stock or of which it is a creditor, in his capacity as a director or officer of such corporation. The term "officer' means Chairman of the Board of Directors, President, Vice-President, Treasurer, Secretary and each assistant or divisional officer. The term "expenses" shall include, but shall not be limited to, reasonable amounts for attorneys' fees, costs, disbursements and other expenses and the amount or amounts of judgments, fines, penalties and other liabilities.

         (b) Indemnification Granted. Each director and officer shall be and hereby is indemnified by the Corporation against:

                          (i)     expenses incurred or paid by him in
                 connection with any claim made against him, or any actual or threatened action, suit or proceeding (civil, criminal, administrative, investigative or other, including appeals, and whether or not relating to a date prior to the adoption of this Bylaw) in which he may be involved as a party or otherwise, by reason of his being or having been a director or officer, or by reason of any action taken or not taken by him in such capacity; and

                          (ii)    the amount or amounts paid by him in
                 settlement of any such claim, action, suit or proceeding or any judgment or order entered therein, subject, however to the following provisions:

                                  (A) excluded from the indemnity given in subparagraphs (i) and (ii) above are any amounts paid or payable by any such director or officer to the corporation or to any other corporation referred to in paragraph (a) hereof;

                                  (B)      a director or officer who has been
                          wholly successful, on the merits or otherwise, in defense of any claim, issue or matter therein, shall be entitled as of right to indemnification for expenses incurred by him therein. In any other case indemnification shall be made only upon a determination made, in the manner provided in the subsection (C) below, that the director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation or such other corporation, as the case may be, and in addition in any criminal action or proceeding that he had no reasonable cause to believe that his conduct was unlawful and, in case of any amount or amounts paid in settlement is or was reasonable and in the interest of the corporation; provided, however, if at any time any provisions are contained in the laws of the State of Oklahoma prohibiting indemnification in respect of any claim, issue or matter except upon a determination of the extent thereof in the manner provided therein, then indemnification in respect thereof shall be made only in accordance with such provisions; and

                                  (C) Any indemnification pursuant to this Article shall be made by the Corporation only as authorized in the specific case upon the determination that indemnification of the director or officer is proper under the circumstances because such person has met the applicable standard of conduct set forth herein. Such determination shall be made (1) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

         Subject to the limitations hereinabove imposed, it is intended by this Bylaw to grant indemnity to the full extent permissible under the law. It is not intended that the provisions of this Bylaw shall be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of the State of Oklahoma or of the United States of America, whether as a matter of public policy or pursuant to statutory provision.

         (c)     Miscellaneous.

                          (i) Expenses incurred and amounts paid in settlement with respect to any claim, action, suit or proceeding of the character described in paragraph (b)(i) above may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount as shall not ultimately be determined to be payable to him under this Bylaw.

                          (ii) The rights of indemnification herein provided for shall be severable, shall not be exclusive of other rights to which any director or officer now or hereafter may be entitled, shall continue as to a person who has ceased to be an indemnified person and shall inure to the benefit of the heirs, executors, administrator and other legal representatives of such a person.

                          (iii) The provisions of this Bylaw shall be deemed to be a contract between the corporation and each director or officer who serves in such capacity at any time while such Bylaw is in effect.

                          (iv) The Board of Directors shall have power on behalf of the Corporation to grant indemnification to any person other than a director or officer to such extent as the Board in its discretion may from time to time determine.

                          (v) The Corporation shall have power to, but shall not be obligated to, purchase and maintain insurance at its expense on behalf of any person who is or was a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

                                  ARTICLE VII

                                Shares of Stock


Section 1.  Certificates for Shares.

         Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, and the corporate seal or a facsimile thereof affixed thereto. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the persons to whom the certificate is issued, the number of shares represented thereby and the date of issue shall be issued on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2.  Transfer of Shares.

         Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 3.  Lost or Destroyed Certificates.

         The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

                                  ARTICLE VIII

              Closing of Transfer Books and Fixing of Record Date

Section 1.  Fixing Record Dates for Matters Other Than Consents to Action.

         For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article VIII, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

Section 2.  Fixing Record Dates for Consents to Action.

         Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the General Corporation Act of Oklahoma, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the president or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the General Corporation Act of Oklahoma, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.


                                   ARTICLE IX

                                  Fiscal Year

         The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.


                                   ARTICLE X

                                 Annual Report

         The Board of Directors shall not be required to cause an annual report to be sent to the shareholders, but may do so in its discretion.


                                   ARTICLE XI

                                   Dividends

         The Board of Directors may declare, and the corporation may pay, dividends on its outstanding shares in cash, property or its own shares, subject to the provisions of the statutes and any provision of the Certificate of Incorporation.

         Before the payment of any dividend or other distribution of profits, there may be set aside out of any funds of the corporation available for such purpose such sum or sums as the Directors from time to time, in their absolute discretion for contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall determine to be in the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE XII

                                      Seal

         The Board of Directors shall adopt and provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words "Corporate Seal."


                                  ARTICLE XIII

                            Transactions Between the
              Corporation and an Officer, Director or Shareholder

         With respect to any contract or other transaction between the corporation and any of its directors, officers or security holders or any corporation or firm in which any of them are directly or indirectly interested if:

         (a) the material facts of the relationship or interest of each such director, officer or security holder are known or disclosed:

                 (1) to the board of directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                 (2) to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

         (b) the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the board of directors or the shareholders, then such contract or transaction shall not be invalid solely because of such relationship or because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or his participation or vote in the meeting or authorization. This section shall not be construed to invalidate a contract or transaction which would be valid in the absence of this section.


                                  ARTICLE XIV

                                   Amendments

These Bylaws may be altered or repealed, or new bylaws may be adopted by a majority vote of a quorum of the members of the Board of Directors at any annual, regular or special meeting duly convened after notice to the Directors setting out the purpose of the meeting, subject to the power of the shareholders to alter or repeal such bylaws.